Exhibit 23.1 - Consent of Independent Public Accountants
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                          INDEPENDENT AUDITOR'S CONSENT




We consent to the use of our report dated February 2, 2000 accompanying the financial statements of Simtek Corporation in the Form SB-2 Registration Statement of Simtek Corporation and to the use of our name and the statements with respect to us, as appearing under the heading "Experts" in the Registration Statement.



/s/ Hein + Associates LLP
HEIN + ASSOCIATES LLP


Denver, Colorado
April 6, 2000